UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2006

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

4100-194th Street SW, Suite 110, Lynnwood, WA, 98036

(Address of principal executive offices and Zip Code)

425.774.9780

(Registrant's telephone number, including area code)

600-666 Burrard Street, Vancouver, BC V6C 2X8

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 28, 2006, we decided to engage new auditors as our independent auditors to audit our financial statements. Our Board of Directors approved the change of auditors to Peterson Sullivan PLLC, an independent registered firm of Certified Public Accountants. Accordingly, we dismissed Ernst & Young LLP, Chartered Accountants, on March 28, 2006.

Effective August 25, 2005, our company engaged Ernst & Young LLP as our independent registered public accounting firm as a result of a transaction which occurred on May 3, 2005, pursuant to which Moore Stephens Ellis Foster Ltd., Chartered Accountants (our prior auditing firm) entered into an agreement with Ernst & Young LLP (Canada) under which certain assets of Moore Stephens Ellis Foster Ltd. were sold to Ernst & Young LLP and the professional staff and partners of Moore Stephens Ellis Foster Ltd. joined Ernst & Young LLP either as employees or partners of Ernst & Young LLP and carried on the practice as members of Ernst & Young LLP. We filed a Current Report on Form 8-K reporting this change in auditors on August 26, 2005.

Ernst & Young LLP only issued an audit report on our financial statements for the fiscal year ended March 31, 2005. The audit report did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. However, Ernst & Young LLP included an explanatory paragraph in their report with respect to uncertainty as to our ability to continue as a going concern.

During our fiscal year ended March 31, 2005 and subsequent interim period through March 28, 2006, there were no disagreements with Ernst & Young LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to make reference to such disagreements in their report. There were no “reportable events” as defined in Item 304(a)(1) of Regulation S-B.

The decision to change accountants was based on the determination by the Company’s Board of Directors to attempt to improve its ability to file timely quarterly and annual reports. The Company believes that Peterson Sullivan PLLC’s experience in reviewing and auditing the financial statements of oil and gas issuers will assist the Company in making timely filings.

We provided Ernst & Young LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Ernst & Young LLP is filed as Exhibit 16.1 to this Form 8-K/A.

We have engaged the firm of Peterson Sullivan PLLC as of March 28, 2006. Peterson Sullivan PLLC was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01	Financial Statements and Exhibits

16.1 Letter from Ernst & Young LLP regarding change in independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ John D. Carlson

John D. Carlson,

President and Chief Executive Officer

Date: April 26, 2006